Exhibit 16.1

Securities and Exchange Commission
Station Place
100 F Street., NE
Washington, D.C. 20549

RE:           eTELCHARGE.COM
File No. 000-304799

We have read eTELCHARGE.COM’s statements included under Item 4.01 of its Form 8-K/A dated April 29, 2008 , which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 29, 2008